AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2003

                           REGISTRATION NO: 333-103557

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               DECOR SYSTEMS, INC.

           Florida                          7380                    593032722
------------------------------   ---------------------------    ----------------
  (State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                     Number)


                 5555 W. WATERS AVE, TAMPA, FLORIDA, USA, 33634

     Copies of all communications, including communications sent to agent for service, should be sent to:

                                   LEE COLVIN
                             Chief Executive Officer
                               5555 W. WATERS AVE
                              Tampa, Florida 33634
                                 (813) 393-5075
            (Name, address and telephone number of agent for service)

                                 with a copy to:
                             GLENN E. GOLDBERG, ESQ.
                         133 First Street North, Suite 2
                         Saint Petersburg, Florida 33701
                                  (727)898.5200

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
    Title of Each             Dollar Amount  Proposed Maximum       Proposed
Class of Securities               To Be       Offering Price    Maximum Aggregate       Amount of
  To Be Registered             Registered        Per Share        Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------
    Common Stock
 $0.0001 par value per share      4,085,000  $            1.00  $        4,085,000  $         330.48
====================================================================================================

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                        PROSPECTUS

                                     4,085,000 Shares

                                    DECOR SYSTEMS, INC.

          The registration statement of which this Prospectus is a part relates to the offer and sale by Decor Systems, Inc., a Florida corporation (the "Company," "We," or "Our"), of our securities by the holders (the "Selling Security Holders") consisting of 4,085,000 shares of our common stock, $.0001 value per share, referred to as the "Securities." See "DESCRIPTION OF SECURITIES."

          Our common stock offered is not listed on any national securities exchange or the NASDAQ stock market. We may apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTCBB") if this registration statement clears all comments of the United States Securities and Exchange Commission (the "SEC"). There is no assurance that we will obtain listing on the OTCBB.

          This offering consists of securities offered exclusively by Selling Security Holders. The Selling Security Holders will sell at a price of approximately $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter, at prevailing market prices or privately negotiated prices. By agreement with the Selling Security Holders, we will pay the entire expenses incident to the registration of the Securities under the Securities Act.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus is April 28, 2003

                                       TABLE OF CONTENTS



                                                                                    Page
                                                                                    ----
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Management's Discussion and Analysis of Financial Condition and Plan of Operations    16
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                  ITEM 3. SUMMARY INFORMATION AND RISK FACTORS
                  --------------------------------------------

                                   THE COMPANY

PROSPECTUS SUMMARY
------------------

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS SELECTIVE AND QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY OF CERTAIN PROVISIONS OF THE PROSPECTUS IS INTENDED ONLY FOR CONVENIENT REFERENCE AND DOES NOT PURPORT TO BE COMPLETE. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.

OUR COMPANY
-----------

We were organized under the laws of the State of Florida on October 15, 1990. We are in the business of wholesaler and supplier of plumbing supplies and bathroom decorative products for large scale retailers and plumbing showrooms. In 2003,
we intend to add new product lines and   decorative products with innovative
styling and functions to attract new customers.

THE OFFERING.
-------------

As of December 31, 2002 we had 17,085,000 shares of our common stock outstanding. This offering is comprised of securities offered by Selling Security Holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities registered hereunder.

                          FINANCIAL SUMMARY INFORMATION

The following Summary Financial Summary and Operating Data have been derived from the financial statements of the Company for the periods indicated. The following financial data should be read in conjunction with the Company's financial statements and the notes thereto included elsewhere in this Registration Statement.

                                                Year Ending December 31,
                                                    2002          2001
                                                -----------   -----------
Statement of Operations

Income statement data:
Revenues                                        $  1,084,619   $ 1,034,382

Income (loss) from operations                   $    271,378   $   302,782

Net Interest Expense                            $        --    $        --

Income (loss) before income taxes               $    271,378   $   302,782

Income tax                                      $        --    $        --

Net income (loss)                               $    271,378   $   302,782

Per share data:
Primary

Weighted average shares outstanding                4,275,000        5,000

Balance sheet data:

Working capital (deficiency)                    $    254,039  $   277,960

Total assets                                    $    301,614  $   285,843

Long term debt                                  $     21,676  $        --

Total liabilities and stockholders' equity      $    301,614  $   285,843



                                  RISK FACTORS
                                  ------------

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS REGISTRATION INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT WE WILL EVER GENERATE REVENUES, OR THAT WE WILL BE ABLE TO DEVELOP OPERATIONS WHICH MAY EVER YIELD A PROFIT.

Because we have substantial near-term capital needs and we may be unable to obtain additional funding, the Company may never become profitable.

We will require funding over the next twenty-four (24) months to continue to expand and develop our business. We estimate that we may need $1,000,000 to fund our future inventories. Our capital requirements will depend on many factors including the level of our sales. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders. Further, there can be no assurance that additional capital will be available on terms favorable to our company or its shareholders.

Our cash requirements may vary materially depending on our rate of development and expansion, results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. Our inability to raise capital would have a material adverse effect on our business, financial condition, and operations.

Our Board of Directors has the authority to issue shares without shareholder consent and therefore, they may issue shares which could cause your shares to be worth less in the future.

Although we currently have no plans to issue any additional equity securities, our Certificate of Incorporation authorizes the issuance of a maximum of one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share. As of December 31, 2002, there were 17,085,000 common shares issued and outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the stock.

Our Principal Stockholders, Lee Colvin, owns approximately 86.6% of our common stock and therefore control our Company.

Lee Colvin has the ability to significantly control our company's affairs and management. He currently own approximately 87.8% of our common stock, giving him significant influence over all matters requiring approval by our stockholders, but not requiring approval of minority stockholders. In addition, Lee Colvin has the voting power to elect all members of our Board of Directors. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our company. In addition, Lee Colvin may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-notice and duly-held meeting of stockholders.

BECAUSE WE HAVE NEVER PAID DIVIDENDS, YOU MAY NOT EARN INCOME ON YOUR
---------------------------------------------------------------------
INVESTMENT.
-----------

As a developing corporation, we have never paid dividends and therefore, you may never get income from your investment. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents we may execute. Accordingly, there can be no assurance that cash dividends of any kind will ever be declared or paid.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, YOU WILL BE UNABLE TO DETERMINE
----------------------------------------------------------------------------
WHETHER WE WILL EVER BECOME PROFITABLE.
---------------------------------------

The Company was incorporated in October of 1990 and was not fully operational until the fiscal year 2000. While we did have revenues for fiscal year 2001 and while we did have net income for that year, there is no assurance that the Company will be profitable in the future.

BECAUSE WE ARE IN A HIGHLY COMPETITIVE MARKET, WE ARE AT A COMPETITIVE
----------------------------------------------------------------------
DISADVANTAGE WHICH MAY HINDER OUR ABILITY TO BECOME PROFITABLE.
---------------------------------------------------------------

We are and will continue to be an insignificant participant in the business of decorative plumbing supplies. A large number of established and well-financed entities, including public companies, are engaged in similar businesses of the Company. In addition, these companies are better financed and have a broader range of products and clients that make it easier for them to expand into the market which the Company is attempting to go into. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in our market.

BECAUSE OUR MANAGEMENT IS INVOLVED IN OTHER BUSINESSES ACTIVITIES, THERE MAY BE
-------------------------------------------------------------------------------
A CONFLICT WITH OUR INTERESTS AND WE HAVE NO POLICY FOR THE RESOLUTION OF THESE
-------------------------------------------------------------------------------
POSSIBLE CONFLICTS.
-------------------

In addition, our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between the Company and their other business interests. We have not formulated a policy for the resolution of such conflicts.

WE MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT
-------------------------------------------------------------------------------
OUR OPERATIONS.
---------------

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engage in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interest in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Act and, consequently, violation of the Act could subject us to material adverse consequences.

THERE IS PRESENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK AND A MARKET MAY NEVER
-------------------------------------------------------------------------------
DEVELOP.
--------

We intend to apply for listing of the securities on the Over the Counter Bulletin Board ("OTCBB"); however, we cannot assure that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broke-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for an OTCBB listing.

There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

WE ARE DEPENDENT ON KEY PERSONNEL
---------------------------------

Our success is heavily dependent upon the continued active participation of our current executive officers, Lee Colvin and Cheryl Colvin. Loss of his services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on the life of Lee Colvin or Cheryl Colvin or their beneficiaries. We do not have a written employment agreement with Lee Colvin and Cheryl Colvin. There can be no assurance that we will be able to recruit or retain other qualified personnel should that necessity arise.

"PENNY STOCK" REGULATION
------------------------

There will be "penny stock" regulation of broker-dealer sales of our securities. For transactions covered by Rule 15g-9 under the Exchange Act, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document required by the rule, make special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's accounts for transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and date copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1;
(ii) authorized or approved for authorization upon notice issuance, for quotation on the NASDAQ NMS; (iii) that has a price of five dollars or more; or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

An investment in our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occur, our business could be materially harmed.

                          RISKS RELATED TO OUR BUSINESS
                          -----------------------------

We only have sufficient cash and cash equivalents to meet our capital requirements for the next six months. If we are unable to obtain additional funds on terms favorable to us in the immediate future, or at all, we may be required to reduce or cease our operating activities.

Our ability to continue as a going concern depends upon our ability to raise additional funds in the immediate future. If we are unable to obtain additional funds in the near future, it is likely that we would be required to cease or reduce our operating activities and we may seek protection from our creditors under the bankruptcy laws. In either case, our stockholders could lose their entire investment.

The actual amount of funds that we will need during or after the next two months will be determined by many factors, some of which are beyond our control. As a result, we may need funds sooner than we currently anticipate. These factors include:

-    expenses incurred by us in connection with the launch of our Web site;

-    costs associated with hiring and retaining additional personnel; and

-    the pace at which we are able to implement our business strategy.

For a more detailed discussion of our plan of operations, anticipated cash deficiency, and course of action we plan to take to remedy any such deficiency, see "Management's Discuss and Analysis of Financial Condition and Plan of Operations."

Our future success is highly dependent on the strength of the product awareness.

Our future success will depend, in part, on our ability to increase our product awareness. In order to build product awareness and increase sales, we must succeed in our marketing efforts. Our ability to increase revenues generated from the products we offer will depend, in part, on the success of our marketing efforts and our ability to execute our business plan. If our marketing efforts are unsuccessful or if we cannot increase our product awareness, our business plan may not be successful.

Competition in our industry is intense and many of our competitors have greater resources than we do to respond to changes in our industry.

Currently, the market we will compete in is shared by six companies, distributors and manufacturers. Companies that compete in this market are Kohler, Vanity Flair, Cole and Co. and Vintage Vanities.

Substantially all of our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, in all likelihood, they will be able to respond more quickly to new or emerging styles and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we can. These competitors, in all likelihood, will be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers. Our competitors also may develop products that are equal or superior to our products or that achieve greater market acceptance than our products.

                         RISKS RELATED TO THIS OFFERING
                         ------------------------------

CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK AMONG OUR EXISTING EXECUTIVE
---------------------------------------------------------------------------
OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS MAY PREVENT NEW INVESTORS FROM
-----------------------------------------------------------------------------
INFLUENCING SIGNIFICANT CORPORATE DECISIONS.
--------------------------------------------

Lee Colvin, our chairman, chief executive officer and president, beneficially owns approximately 86.6 of our outstanding common stock. As a result, he has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, he has the ability to effectively control our management and affairs. Accordingly, this concentration of ownership may harm the market price of our common stock by discouraging a potential acquiror from attempting to acquire our company.

OUR STOCK PRICE COULD BE VOLATILE AND YOUR INVESTMENT COULD DECLINE IN VALUE.
-----------------------------------------------------------------------------

We have arbitrarily determined the public offering price of the common stock offered pursuant to this prospectus. The public offering price does not necessarily bear any relationship to our assets, net worth, results of operations or any other established criteria of value. You should not consider the public offering price for our common stock to be any indication of its actual value. It is likely that the trading price of our common stock will be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

-    developments concerning our operations;

-    announcements of technological innovations by us or our competitors;

-    new products introduced or announced by us or our competitors;

-    actual or anticipated variations in quarterly operating results;

-    conditions or trends in the regulatory climate and financial markets;

-    changes in the market valuations of similar companies;

-    additions or departures of key personnel; and

-    sales of our common stock.

In addition, equity markets in general, and the market for companies with Web-based services in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management's attention and resources, which could seriously harm our business.

YOU MAY EXPERIENCE DIFFICULTY IN TRADING OUR COMMON STOCK BECAUSE IT WILL NOT
-----------------------------------------------------------------------------
INITIALLY BE QUOTED IN ANY PUBLIC MARKET AND WE ANTICIPATE THAT IT MAY
----------------------------------------------------------------------
SUBSEQUENTLY TRADE ON THE OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD OR ON THE
------------------------------------------------------------------------------
PINK SHEETS.
------------

Initially, our common stock will not be quoted in any public market. We anticipate that our common stock will eventually be quoted on the over-the-counter electronic bulletin board or on the Pink Sheets. Each of the bulletin board and the Pink Sheets is a significantly less liquid trading market than the other stock exchanges. At a future date, we may apply for listing on the NASDAQ SmallCap Market or other exchanges if we are able to satisfy their quantitative and other listing requirements. However, we cannot assure you that we will apply for any such listing or that our application would be accepted. As a result, you may find it more difficult to dispose of, or obtain accurate quotes on, our common stock.

IT MAY BE DIFFICULT FOR YOU TO SELL SHARES OF OUR COMMON STOCK IF WE BECOME
---------------------------------------------------------------------------
SUBJECT TO "PENNY STOCK" REGULATIONS.
-------------------------------------

Our common stock is expected to trade on the over-the-counter electronic bulletin board or on the Pink Sheets and, therefore, is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". A penny stock is generally defined as any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales requirements on broker-dealers who sell penny stocks to persons other than established customers and "accredited investors". An accredited investor is generally defined as an investor with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with a spouse.

Pursuant to Rule 15g-9 of the Securities Exchange Act of 1934, for these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotation for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. This information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of the common stock.

DIVIDEND POLICY
---------------

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends for the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will take into account such matters as general business conditions, our financial results, capital requirements, contractual, legal and regulatory restrictions and such other factors as our board may deem relevant.

FORWARD-LOOKING STATEMENTS
--------------------------

In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

You should not place undue reliance on these forward-looking statements. The sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                             ITEM 4. USE OF PROCEEDS
                             -----------------------

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.


                     ITEM 5. DETERMINATION OF OFFERING PRICE
                     ---------------------------------------

The offering price of the 4,085,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION
--------

Not applicable. Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.


                        ITEM 7. SELLING SECURITY HOLDERS
                        --------------------------------

The following table sets forth information with respect to the selling shareholders as of December 31, 2002. Lee Colvin is our Chairman of the Board of Directors and Cheryl Colvin is one of our directors. The other selling shareholders are not currently an affiliate, and have not had a material relationship with us other than as a holder of our securities. The selling shareholders are not and have not been affiliated with a registered broker-dealer.

                                    Amount of Beneficial   Stock Being            Stock Beneficially
                                    Ownership Prior        Sold Pursuant          Owned After
Name of Beneficial Owner            to This Offering(1)    to This Prospectus(2)  This Offering
---------------------------------   --------------------   ---------------------  ------------------
                                       NUMBER    PERCENT         NUMBER             NUMBER   PERCENT
Lee Colvin                          15,000,000    87.79%         2,500,000        12,500,000  73.16%
Cheryl Colvin                          700,000     4.09%           700,000                 0      0%
Lee Beasley                          1,375,000     8.05%         1,375,000                 0      0%
Anne Dearnley                           10,000     1.71%            10,000                 0      0%

                          ITEM 8. PLAN OF DISTRIBUTION
                          ----------------------------

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We intend to apply to the NASD to have our shares listed on it's over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on it's over the counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker- dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
-    privately-negotiated transactions;
- broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share;
- a combination of any of the methods of sale; and o any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders participating in the distributions of our common stock may be, deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933; and any profit on the sale of our common stock by the selling shareholder, and any commissions or discounts given to any broker dealer, may be deemed to be underwriting commissions or discounts pursuant to the Securities Act of 1933. In offering common stock for resale in the United States or to persons who are citizens or residents of the United States, selling shareholders will offer and sell common stock only to registered broker-dealers.

Pursuant to the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods prior to the commencement of the distribution. In addition, the selling shareholders will be required to comply with all the requirements of the Securities Exchange Act of 1934.

We have advised Lee Colvin for itself and as agent for the selling shareholders that, during the time as they may be engaged in a distribution of any of the shares we are registering by the Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation

M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                            ITEM 9. LEGAL PROCEEDINGS
                            -------------------------

To the best of our knowledge, we are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority involving the Company.


     ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
     ----------------------------------------------------------------------

DIRECTORS AND OFFICERS.
----------------------

Our Bylaws provide that we shall have a minimum of one (1) director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME                                AGE              POSITIONS HELD

Lee Colvin                          50                President
Cheryl Colvin                       44                Secretary


The director named above will serve until the next annual meeting of our shareholders to be held within six (6) months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one year terms.


SIGNIFICANT EMPLOYEES.
----------------------

Other than Mr. Colvin and Ms. Colvin, there are no employees who are expected to make a significant contribution to the Company.

FAMILY RELATIONSHIPS.
---------------------

There are no family relationships among our officers, directors, or persons nominated for such positions. Mr. Colvin and Ms. Colvin were divorced on September 22, 1996.

LEGAL PROCEEDINGS.
------------------

No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.


     ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     -----------------------------------------------------------------------

As of December 31, 2001, there were 17,085,000 shares of our common stock, .0001 par value outstanding. The following tabulates holdings of our common shares by each person who, as of December 31, 2002, (a) holds of record or is known by us to own beneficially more than 5.0% of our common shares and, in addition, (b) by all of our directors and officers individually and as a group. To the best of our knowledge, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS(1)(2):


Title of
Class     Name & Address                     Amount     Nature     Percent
---------------------------------------------------------------------------
Common    Lee Colvin                       15,000,000   Direct     87.79%
Common    Lee Beasley                       1,375,000   Direct      8.05%



SECURITY OWNERSHIP OF MANAGEMENT(2):

Title of  Name & Address of
Class     Officers & Directors as a Group    Amount     Nature     Percent
---------------------------------------------------------------------------
Common   Lee Colvin                        15,000,000   Direct     87.79%
Common   Cheryl Colvin                        700,000   Direct      4.09%

         TOTAL OFFICERS &
         DIRECTORS IN A GROUP              15,700,000   Direct     91.88%


(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, to the best of our knowledge.

(2) This table is based upon information obtained from our stock records.

Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

CHANGE OF CONTROL.
------------------

There are currently no arrangements, which would result in a change of control of the Company.

                       ITEM 12. DESCRIPTION OF SECURITIES
                       ----------------------------------

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

QUALIFICATION.
--------------

The following statements constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete; therefore, the full text of the Articles of Incorporation and Bylaws provided in the exhibits hereto should be referred to.

COMMON STOCK.
------------

Our Articles of Incorporation authorize us to issue up to 100,000,000 common shares, $.0001 per common share. As of December 31, 2002, we had 17,075,000 shares of common stock outstanding held by 3 shareholders. All outstanding common shares are fully paid and non-assessable.

LIQUIDATION RIGHTS.
-------------------

Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

DIVIDEND RIGHTS.
----------------

There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

VOTING RIGHTS.
--------------

Holders of our common shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

OTHER RIGHTS.
-------------

Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of the Company. We have not issued preferred or debt securities.

                                ITEM 13. EXPERTS
                                ----------------

Our financial statements for the period from inception to December 31, 2002 have been included in this Prospectus in reliance upon the report appearing in Item 22, of Alan Geer and Associates, Independent Certified Public Accountants, as experts in accounting and auditing.

                   ITEM 14. DISCLOSURE OF COMMISSION POSITION
                   ------------------------------------------
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
               --------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                        ITEM 15 . DESCRIPTION OF BUSINESS
                        ---------------------------------

HISTORY AND ORGANIZATION
------------------------

We were organized under the laws of the State of Florida on October 15, 1990. Currently our principal products are the sale of decorative plumbing supplies and hardware as well as a service provider to home Depot for building displays

Our purchases and sales are not conducted pursuant to any long-term contracts or agreements and we do not have any long-term contracts or agreements. All sales are done on a current purchase order to purchase order.

Approximately 90% of our sales of consumer goods are to Home Depot. We are currently dependent upon Home Depot, Inc. for a substantial portion of our sales and the loss of Home Depot as a customer would have a material asset affect upon our business.

The Company has no patent trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. In addition, the Company does not require any government approval for the sale of its product. There are no current government regulations and none are anticipated which should affect the business of the Company. The Company did not spend any money in the last two fiscal years on any research and development. The Company did not spend any money to comply with environmental laws.

GOVERNMENT REGULATIONS
----------------------

Because we are operating in the wholesale industry we are under the regulation of the Federal Trade Commission.

The distribution and sale of plumbing fixtures is regulated by both federal and state authorities. We have obtained all required federal and state permits, licenses, and bonds to operate its facilities. There can be no assurance that our operation and profitability will not be subject to more restrictive regulation increased taxation by federal, state, or local agencies.

THE AREA OF GREATEST GROWTH IN THE DECORATIVE MARKET IS IN THE AREAS OF VANITIES
--------------------------------------------------------------------------------
AND BATH STORAGE PRODUCTS.
--------------------------

Currently, the market is shared by 6 vanity companies, with Kohler considered the market leader. In the next 5 years we estimated that there will be more than 50 products distributed by our company. The market potential for these products in these quantities with a retail price of $600 per unit is estimated at 8 to 10 million dollars. This could potentially translate to a market share of 15% of the overall market.

CUSTOMER PROFILE
----------------

Decor Systems target market includes the Home depot Expo and Sears Great Indoors. Typical customers for our products are those in the professional field and those who currently use our product for aesthetic reasons.

We will target over 300 high-end plumbing and hardware showrooms throughout the United States.

COMPETITION
-----------

Companies that compete in this market are Kohler, Vanity Flair, Cole and Co. and Vintage Vanities, all companies mentioned charge competitive prices.

Key factors that have resulted in the present competitive position in this industry are lack of design and value.

In our opinion Decor Systems product lines provides more features and have superior performance than do competitive products. These features include advanced styling and superior design that can go from concept to market in a short period of time.

RISK
----

The top business risks that we face are a function of the current economic climate and ability of manufacturing to produce at appropriate levels.
..
The economic risk affecting us is the ability or inability to finance our growth at favorable terms.

MARKETING PLAN
--------------

Responses from customers indicate that our product is enjoying an excellent reputation and we fully intend to continue this trend. Inquiries from prospective customers suggest that there is considerable demand for it. Relationships with leading OEMs (original equipment manufacturers), retailer, Fortune 500/1,000 companies, major accounts, manufacturers and distributors substantiate the fitness of Sunshine Decorative Marketing for considerable growth and accomplishment in our industry/area.

Our marketing strategy is to enhance, promote and support the fact that our products are state of the art in form and function.

SALES AND STRATEGY
------------------

Because of the special market characteristics (highly specialized retailer) our sales strategy includes the use of manufactures representatives throughout the United States and Canada.

DISTRIBUTION CHANNELS
---------------------

Our strategy incorporates plans to sell our product through several channels. Our distribution channels include plumbing, wholesale, retail chains and specialty stores.

Our mix of distribution channels will give us the advantages of not having sales in only one channel to avoid market swings.
A partial list of our current distributors includes:

Home Depot Expo
Farrey's Wholesale Plumbing
Apex Supply
LCR
Gorman
Ferguson Enterprises

ADVERTISING AND PROMOTION
-------------------------

We plan to develop an advertising campaign built around our bombay line with a "who we are" statement and supporting it with ads that reinforce this message. Additionally, we will develop a consistent reach and frequency throughout the year. In addition to standard advertising practices, we hope to gain recognition through industry press releases.

For the next year, advertising and promotion will require $500,000. On an ongoing basis we will budget our advertising investment as 5% of total sales.

PUBLIC RELATIONS
----------------

During the next 2 years, we will focus on the following publicity strategies:

Trade Magazines
Regional Design Magazines
National Publication on Bath Design

EMPLOYEES
---------

As of the date of this prospectus, we have 5 employees. None of our staff is represented by a labor union. We believe that our relationship with our employees is good. Competition for qualified personnel in our industry is intense.

FACILITIES
----------

Our corporate headquarters are located in an approximately 3000 square foot rented facility in Tampa, Florida under an office service agreement expiring in October of 2003 which can be renewed. We believe our present office space is suitable for our current operations.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES
-----------------------------------------------

The following persons are our executive officers, directors: and key employees


Name                                                               Age
----                                                               ---
Lee Colvin, Chairman, Chief Executive Officer and President        50
Cheryl Colvin, Secretary                                           44
Karen Rose, Sales and Marketing                                    38
Tom Love, R&D                                                      45



LEE COLVIN, PRESIDENT AND CEO

Develops and maintains the company vision. Oversees all areas and company departments. Approves all financial obligations. Seeks business opportunities and strategic alliances with other organizations. Plans, develops and establishes policies and objectives of business organization in accordance with board directives and company charter. Directs and coordinates financial programs to provide funding for new or continuing operations in order to maximize return on investments and increase productivity.

CHERYL COLVIN, SECRETARY
Directs financial affairs of an organization. Prepares financial analysis of operations for guidance of management. Prepares reports, which outline company's financial position in areas in income, expenses, and earnings, based on past, present and future operations. Directs preparation of budgets and financial forecasts. Arranges for audits of company's accounting.

KAREN ROSE, SALES AND MARKETING

Directs staffing, training and performance evaluations to develop and control sales program. Manages sales distribution by establishing sales territories, quotas, and goals and advises dealers and distributors concerning sales and advertising techniques. Analyzes sales statistics to formulate policy and to assist dealers in promoting sales. Manages sales office activities including customer/product/service.

TOM LOVE, R&D

Directs and coordinates activities concerned with research and development of concepts, ideas, specifications, and applications for organization's new products or services. Oversees product development, including quality control, physical distribution, product and packaging design, new product development and improvements on existing products.

The business address for each of our officers and directors is 5555 W. Waters Ave, Tampa, Florida 33634

BOARD OF DIRECTORS
------------------

All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

DIRECTORS' COMPENSATION
-----------------------

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

We have not granted any stock options to the named executive officer. None of our employees are employed pursuant to employment agreements.

COMPETITION
-----------

We are and will continue to be an insignificant participant in the business of selling crawfish. A large number of established and well-financed entities, including small public companies and venture capital firms, are engaged in similar businesses out of the Company. In addition, these companies are better financed and have a broader range of clients which makes it easier for them to expand into the market which the Company is attempting to go into. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating of a successful business combination

CAPITALIZATION
--------------

The following table sets forth our capitalization as of December 31, 2002. The information set forth below should be read in conjunction with our consolidated financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Plan of Operations" included elsewhere in this prospectus.


                                                                          As of
                                                                     December 31, 2002
                                                                     -----------------
Long-term obligations . . . . . . . . . . . . . . . . . . . . . . .  $    21,675.94
Stockholders' equity:
     Common stock;
         $0.0001 par value, 100,000,000 shares
         authorized, 17,085,000 shares issued
         and outstanding. . . . . . . . . . . . . . . . . . . . . .  $     1,708.50

     Additional paid-in capital . . . . . . . . . . . . . . . . . .  $       550.00
     Stock subscription payable . . . . . . . . . . . . . . . . . .  $         0.00
     Accumulated earning. . . . . . . . . . . . . . . . . . . . . .  $      277,680
Total stockholders' equity. . . . . . . . . . . . . . . . . . . . .  $      279,938


                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our financial statements and corresponding notes and "Management's Discussion and Analysis of Financial Condition and Plan of Operations" included elsewhere in this prospectus. The balance sheet data as of December 31, 2002 and the statement of operations data for the fiscal year of 2001 and 2002 has been derived from our financial statements, which have been audited by Alan K. Geer, P.A. Certified Public Accountants.


                                     Period Ended

                                                    December 31, 2002
                                                    -----------------
Statement of Operations:
Consolidated revenues. . . . . . . . . . . . . . .  $       1,084,619
Cost of sales. . . . . . . . . . . . . . . . . . .  $           4,312
Expenses . . . . . . . . . . . . . . . . . . . . .  $         785,545
Other expense. . . . . . . . . . . . . . . . . . .  $          23,384
                                                    -----------------
Pre-tax Income . . . . . . . . . . . . . . . . . .  $         271,378
                                                    -----------------
Net Income . . . . . . . . . . . . . . . . . . . .  $         271,378
                                                    -----------------

                                                          As of
                                                    December 31, 2002
                                                    -----------------
Balance Sheet Data:
Current assets . . . . . . . . . . . . . . . . . .  $         254,039
Total assets . . . . . . . . . . . . . . . . . . .  $         301,614
Total long-term debt . . . . . . . . . . . . . . .  $          21,676
Total liabilities. . . . . . . . . . . . . . . . .  $          21,676
Total stockholders' equity . . . . . . . . . . . .  $         279,938


                  ITEM 16. MANAGEMENTS DISCUSSION AND ANALYSIS
                  --------------------------------------------

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER  31, 2001.

Gross income for the year ended December 31, 2002 was $1,080,307, as compared to $1,013,303 for the year ended December 31, 2001, a increase of $67,004 (6.61%).

Total operating and general expenses for the year ended December 31, 2002 was $785,545 as compared to $710,521 for the year ended December 31, 2001 an increase of $75,024 (10.56%). The increase in expenses was primarily due to increases in contract and outside services as well as administrative and professional fees.

Net income for the year ending December 31, 2002 was $271,378 as compared to $302,782 for the year ending December 31, 2001 or a decrease of $ 31,404 (10.37%).

LIQUIDITY AND CAPITAL RESOURCES

The Company believes that it has sufficient liquidity to meet all of its cash requirements for the next 3 months and that subsequent store and distribution sales will provide sufficient cash flows to meet their operating needs. The Company believes, however, that additional funding will be necessary to expand its markets.

                             ITEM 17. UNDERTAKINGS.
                             ----------------------

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Securities Act, that is incorporated by reference in the registration statement, shall be deemed to be anew registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to
Item 15 of the registration statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action suitor proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        ITEM 18. DESCRIPTION OF PROPERTY
                        --------------------------------

Our corporate headquarters are located in an approximately 3000 square foot rented facility in Tampa, Florida under an office service agreement expiring in October of 2003 which can be renewed. We believe our present office space is suitable for our current operations.


             ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
             -------------------------------------------------------

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions between a third party and us.

       ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.
       ------------------------------------------------------------------

There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares.

There are 17,075,000 shares of our common stock outstanding, all of which are restricted securities. The restricted securities as defined under Rule 144 of the Securities Act may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

PENNY STOCK CONSIDERATIONS.
---------------------------

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we had four (4) holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

We have not paid any dividends since our inception. We have no restrictions that limit our ability to pay dividends, but we do not anticipate paying dividends in the near future.

                         ITEM 21. EXECUTIVE COMPENSATION
                         -------------------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

                               DECOR SYSTEMS, INC.

Person                   Position                 Salary     Directors' fees
--------------------     --------------------    --------    ---------------
Mr. Lee Colvin           President & Director    $120,000         $0.00

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors' meeting.

ADDITIONAL INFORMATION
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

TRANSFER AGENT AND REGISTRAR
----------------------------

We anticipate the registrar and transfer agent for our common shares will be Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, NV, 89119 and its telephone number at this location is (702) 361-3033.

                          ITEM 22. FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward-looking statements may be made by the Company from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act Introduction.

             ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                      ON ACCOUNTING AND FINANCIAL DISCLOSURE
The accounting firm of Alan Geer and Associates audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

Decor Systems, Inc.
Table of Contents
December 31, 2002 and 2001

--------------------------------------------------------------------------------


     INDEPENDENT AUDITORS REPORT

     FINANACIAL STATEMENTS                                          1

     Balance Sheet                                                  2

     Statement of Income and Retained Earnings                      3

     Statement of Cash Flows                                        4

     Notes to Financial Statements                                  5-8

DECOR SYSTEMS, INC.
BALANCE SHEET
December 31,2002 and 2001

CURRENT ASSETS                              2002      2001

                                         ---------  ---------

Cash                                     $102,650   $158,853
Accounts Receivable                       150,187    112,815
Prepaid Expenses                            1,202      4,792
Employee Advances                               0      1,500

                                         ---------  ---------
                                         $254,039   $277,960

FIXED ASSETS

Equipment, Vehicles, and Fixtures          75,686     57,121
Accumulated Depreciation                  (31,081)   (52,208)

                                          ---------  --------
                                           44,605      4,913

OTHER ASSETS

Rent Deposit                                2,970      2,970

                                         ---------  ---------
                                            2,970      2,970

          TOTAL ASSETS                   $301,614   $285,843
                                         =========  =========


LIABILITIES
        Current and Long-Term              21,676          0

STOCKHOLDER'S EQUITY
          Common Stock                      1,708        500
          Paid in Capital                     550        550
          Retained Earnings               277,680    284,793
                                         ---------  ---------
                                          279,938    285,843

TOTAL LIABILITIES AND
---------------------
STOCKHOLDER'S EQUITY                     $301,614   $285,843
                                         =========  =========

                 See accompanying notes and accountant's report

                              DECOR SYSTEMS, INC.
                    STATEMNTS OF INCOME AND RETAINED EARNINGS
                 For the years ended December 31, 2002 and 2001

                                                   2002        2001

                                               -----------  -----------

COMMISION REVENUES                             $1,084,619   $1,034,382

COST OF REVENUES:
         Purchases                                      0       20,839
         Catalogs & Samples                         4,312          240

                                               -----------  -----------
                                                    4,312       21,079

         GROSS PROFIT                          $1,080,307   $1,013,303

OPERATING EXPENSES
         Other Operating Expenses                  23,146       37,093
         Contract Labor                           176,540      124,488
         Commissions                               73,373       29,873
         Employee Leasing                         360,804      413,259
         Rent and Utilities                        43,839       42,993
         Depreciation Expense                       8,202        4,950

                                               -----------  -----------
                                               $  685,904   $  652,656

GENERAL AND ADMINISTRATIVE EXPENSES
         Travel                                    40,975       32,086
         Accounting and Legal                      42,440        7,879
Other Administrative Expenses                       7,478        9,152
         Officer's Life Insurance                   8,748        8,748
                                               -----------  -----------
                                               $   99,641   $   57,865
                                               -----------  -----------

INCOME FOM OPERATIONS                          $  294,762   $  302,782

OTHER INCOME (EXPENSE)
Investment Loss                                   (35,000)           0
Gain on Sale of Vehicle                            11,616            0

                                               -----------  -----------
                                                  (23,384)           0

NET INCOME (LOSS)                              $  271,378   $  302,782
BEGINNING RETAINED EARNINGS                    $  284,793   $  142,609

         Net Income (Loss)                        271,378      302,782

                 See accompanying notes and accountant's report


Adjustments to reconcile net income to
net cash provided by operating activities:
         Gain on sale of vehicle                   11,616            0
         Depreciation                               8,202        4,950
(Increase) decrease in:
         Accounts Receivable                      (37,372)     (36,231)
         Prepaid Expenses                           3,590          366
         Employee Advances                          1,500       (1,500)
Increase (decrease) in:
         Accrued Payroll Taxes                          0            0
                                               -----------  -----------


NET CASH PROVIDED BY OPERATING ACTIVITIES      $  258,914   $  270,367
-----------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
         Shareholder Distributions               (278,491)    (160,598)
         Common Stock Issues                        1,208
         Note Payable for Vehicle                  22,821
         Principle payments on Note                (1,145)

--------------------------------

NET CASH USED BY FINANCING ACTIVITIES          $ (277,283)  $ (160,598)

NET INCREASE (DECREASE) IN CASH                   (56,203)     107,769
    CASH AT BEGINNING OF PERIOD                   158,853       51,084

                                               ===========  ===========
    CASH AT END OF PERIOD                      $  102,650   $  158,853

Supplemental Disclosures:                      $      677            0

                 See accompanying notes and accountant's report

                          INDEPENDENT AUDITOR'S REPORT




The Stockholders
Decor Systems, Inc.
5555 W. Waters Avenue, Suite 609
Tampa, FL 33634-1230



We have audited the accompanying balance sheet of Decor Systems, Inc. as of December 31, 2002 and 2001, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Decor Systems, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



Alan K. Geer, P.A.

March 18, 2003

DECOR SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
================================================================================


COMPANY'S ACTIVITIES
--------------------

Decor Systems, Inc. began business in 1991 with wholesale sales and service to the large retail home centers. However, the company represented a line of high-end faucets that were sold by plumbing showroom businesses. From this, the Sunshine Decorative Marketing division was developed. The retail home center division is called Sunshine Sales.

The sunshine decorative marketing division deals with a different type of business than the home center business. The division represents a line of manufacturers to sell high-end plumbing fixtures to plumbing showroom wholesale accounts. These fixtures are generally used in expensive, custom-built homes and are special custom orders.

The Sunshine Sales division continues in sales and service to large retail home centers.



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Revenue Recognition
-------------------

The Company's revenue is derived from commissions from sales agreements with the various manufacturers. Each manufacturer represented pays the commissions based on actual sales. The commissions are normally paid the following month.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost and includes expenditures that substantially increase the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts and any profit or loss on disposition is credited or charged to earnings.

Property and Equipment-Continued
--------------------------------

Depreciation and amortization is provided principally on the declining balance method over the estimated useful lives as follows:

                         Automobiles and trucks                        5-7 years
                         Construction equipment and furniture          5-7 years

Income Taxes
------------

No income tax provision has been made because this corporation is an S Corporation for federal income tax purposes. Thus, the tax liability flows through to the stockholders.


NOTE 2- CASH AND CASH EQUIVALENTS
---------------------------------

For purposes of the statement of cash flows, Decor Systems, Inc. considers amounts held by financial institutions and short-term investments with an original maturity of 90 days or less to be cash equivalent. The company maintains cash balances at several financial institutions in Tampa, Florida. The accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2002, the Company's bank balances were fully insured.


NOTE 3- USE OF ESTIMATES
------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period.
Actual results could differ from those estimates.


NOTE 4- ALLOWANCE FOR BAD DEBTS
-------------------------------

No allowance is shown because there were no bad debts. All accounts receivable were subsequently received by the date of this audit.

NOTE 5-LEASES
-------------

The company rents its office on a month-to-month basis. The current monthly rental payments are $2,294. For the years ended December 31, 2002 and 2001, rent expense on the office amounted to $28,429 and $21,271 respectively. The company leases equipment for operations under short-term operating leases on an as needed basis. For the years ended December 31, 2002 and 2001, equipment lease expense amounted to $703 and $2,878. The company currently has no long-term equipment operating leases.


NOTE 6- FIXED ASSETS AND DEPRECIATION
-------------------------------------

Fixed Assets

                                         2002     2001
                                        -------  -------
     Furniture & Fixtures               $15,462  $12,093
     Vehicles                            38,424   33,316
     Office Equipment                    11,712   21,800
                                        -------  -------
                                        $75,686  $57,121


Accumulated Depreciation

                                         2002     2001
                                        -------  -------
     Furniture & Fixtures               $15,462  $12,093
     Vehicles                             3,602   28,403
     Office Equipment                    12,017   11,712
                                        -------  -------
                                        $31,081  $52,208
                                        -------  -------

            NET FIXED ASSETS             $44,605  $4,913

DECOR SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
================================================================================


NOTE 7 - NOTE PAYABLE
---------------------

Note payable for vehicle.  Monthly payment of $382 at zero interest rates.

Maturities of the note are as follows:


            Years Ending
            ------------

                2003           $ 4,580
                2004             4,580
                2005             4,580
                2006             4,580
                2007             3,356
                              --------
                              $ 21,676



NOTE 8 - COMMON STOCK AND NAME CHANGE
-------------------------------------

The company amended its articles of incorporation in October 2002 to change the name from JJN Sales, Inc. to Decor Systems, Inc. In addition, the company increased its number of authorized shares from 100,000 to 100,000,000.

Shares authorized and issued for each year is as follows:

                                           2002           2001
                                           -----          ----
     Shares authorized                 100,000,000      100,000
     Shares issued and outstanding      17,085,000        5,000
     Par value                               .0001          .10
     Capital stock                          $1,708         $500

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
               --------------------------------------------------

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.


              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
              ----------------------------------------------------

The following table is an itemization of all expenses (subject to future contingencies) which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.

ITEM EXPENSE


          SEC Registration Fee                                      $   375
          Legal Fees and Expenses*                                  $11,000
          Printing registration statement and other documents*      $ 2,500
          Accounting Fees and Expenses                              $ 4,500
                                                                    -------
          Total                                                     $18,375
                                                                    =======

* Estimated Figure

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
                ------------------------------------------------

On September 26, 1991, we issued an aggregate of 5000 shares of our common stock to Lee Colviin. In connection with a 3000-for-one stock split authorized by our board of directors and sole stockholder, on September 24, 2002, Mr. Colvin exchanged his shares for 15,000,000 shares of our common stock.

On October 30, 2002, we issued shares of our common stock at a purchase price of $.036 per share to the following investors in the amounts set forth next to their name:

                Lee Beasley                          1,375,000


We believe that the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

                                ITEM 27. EXHIBITS
                                -----------------


          Exhibit Number        Exhibit Description

               3.1              Articles of Incorporation

               3.2              Bylaws

               4                Instrument Defining the Right of Holders
                                Share Certificate

               5                Legal Opinion*

               23               Consents of Experts*

          *Previously Filed



                              ITEM 28. UNDERTAKINGS
                              ---------------------

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus forms a part, on Form SB-2 with respect to the common stock being offered by this prospectus. This prospectus includes all material information relating to the offering. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, and we will file periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling 1-800-SEC-0330. You may also read and copy any document we file with the SEC at the SEC's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279.

The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.


You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor does it constitute an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida on April 28, 2003.



                              /s/ Lee Colvin
                              -----------------------------
                              By: Lee Colvin, President
                              Date: April 28, 2003





In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.



     SIGNATURE                         TITLE                            DATE
     ---------                         -----                            ----

     /S/ Lee Colvin
     ------------------                President/Director               04/28/03
     Lee Colvin


     /S/ Cheryl Colvin
     --------------------              Secretary/ Director              04/28/03
     Cheryl Colvin